UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 12, 2012
Date of report (Date of earliest event reported)

HUTCHINSON TECHNOLOGY INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Minnesota	001-34838	41-0901840
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West Highland Park Drive N.E., Hutchinson, Minnesota	55350
(Address of Principal Executive Offices)	(Zip Code)

(320) 587-3797
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On October 12, 2012, our board of directors approved the terms of the Fiscal Year 2013 Executive Annual Cash Incentive Plan of Hutchinson Technology Incorporated, a description of which is filed as Exhibit 10.1 and is incorporated by reference in this Current Report on Form 8-K.

Also on October 12, 2012, our board of directors approved the compensation arrangements for Wayne M. Fortun for his service as non-executive chairman of the company’s board of directors following his previously announced appointment to that position, effective October 1, 2012.  In his role as chairman, Mr. Fortun will receive an annual retainer of $250,000, payable 80% in cash and 20% in stock options.  Mr. Fortun may elect to receive some or all of the cash portion of his annual retainer in shares of company common stock.  Mr. Fortun will also be reimbursed by the company for the cost of his COBRA continuation health care coverage for a period of 18 months.

Also on October 12, 2012, our board of directors approved the compensation arrangements for Richard J. Penn in connection with his previously announced promotion to president and chief executive officer, effective October 1, 2012.  Mr. Penn’s annual base salary will be $425,000, his target annual cash incentive opportunity for fiscal year 2013 will be 80% of his base salary, and he received a promotion-related incentive stock option award covering 50,000 shares of the company’s common stock which will vest and become exercisable as to one-third of the shares on each of the first three anniversaries of the grant date.

Item 9.01	Financial Statement and Exhibits.

(d)           Exhibits.

10.1	Description of Fiscal Year 2013 Executive Annual Cash Incentive Plan of Hutchinson Technology Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTCHINSON TECHNOLOGY INCORPORATED

Date: October 18, 2012	/s/ David P. Radloff
David P. Radloff Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Description	Manner of Filing
10.1	Description of Fiscal Year 2013 Executive Annual Cash Incentive Plan of Hutchinson Technology Incorporated.	Filed Electronically